Exhibit 99.1
CAVCO INDUSTRIES, INC.
2023 OMNIBUS EQUITY INCENTIVE PLAN
ARTICLE 1
ESTABLISHMENT; PURPOSE; GLOSSARY
1.1 ESTABLISHMENT. Cavco Industries, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), hereby establishes the Cavco Industries, Inc. 2023 Omnibus Equity Incentive Plan (the “Plan”). The Plan will supersede and replace the Company’s 2005 Stock Incentive Plan, as amended (the “2005 Plan”). No awards will be made pursuant to the 2005 Plan on or after the Effective Date (as defined below); provided, that, the 2005 Plan shall remain in effect until all awards granted under the 2005 Plan have been exercised, forfeited, cancelled, or have otherwise expired or terminated in accordance with the terms of such grants.
1.2 PURPOSE. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interest of the Participants to those of the Company’s shareholders by providing the Participants with an incentive for outstanding performance. To further these objectives, the Plan allows for the award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Grants, Stock Units, and Performance Units.
1.3 GLOSSARY. Defined terms used in this Plan are defined in various sections of the Plan or are set forth in the attached Glossary, which is incorporated into and made part of this Plan.
ARTICLE 2
EFFECTIVE DATE; EXPIRATION DATE
2.1 EFFECTIVE DATE. The Plan will become effective on the date it is approved by the shareholders at the Company’s 2023 Annual Meeting of Shareholders (the “Effective Date”).
2.2 EXPIRATION DATE. The Plan will expire on, and no Award may be granted under the Plan after, the 10th anniversary of the Effective Date. Any Awards that are outstanding on the 10th anniversary of the Effective Date shall remain in force according to the terms of the Plan and the Award Agreement.
ARTICLE 3
ADMINISTRATION
3.1 COMMITTEE. The Plan shall be administered by the Committee or, with respect to non-employee directors, the Board. The Committee shall consist of 2 or more individuals, each of whom qualifies as: (a) a “non-employee director” as defined in Rule 16b 3(b)(3) of the General Rules and Regulations of the Exchange Act; and (b) “independent” for purposes of the NASDAQ Listing Rules (or rules of any other exchange upon which the Stock is then traded), in each case, as each such rule or regulation is in effect from time to time. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board. All references in the Plan to the “Committee” shall be, as applicable, to the Board or the Committee.
3.2 ACTION BY THE COMMITTEE. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all of the members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee.
3.3 AUTHORITY OF COMMITTEE. The Committee has the power and authority to take the following actions: (a) designate Participants to receive Awards; (b) determine the type or types of Awards and the times when Awards are to be granted to each Participant; (c) determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate; (d) determine the terms and conditions of any Award, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of restrictions or limitations, and accelerations or waivers thereof, based in each case on such considerations as the Committee determines; (e) determine whether, to what extent, and in what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or whether an Award may be cancelled, forfeited, exchanged or surrendered; (f) prescribe the form of each Award Agreement, which need not be identical for each Participant; (g) decide all other matters that must be determined in connection with an Award; (h) establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan; (i)

amend or modify any outstanding Award to the extent the terms of such Award are within the power and authority of the Committee as provided under the Plan; (j) interpret the terms of, and determine any matter arising pursuant to, the Plan or any Award Agreement and correct any defects and reconcile any inconsistencies in the Plan or any Award Agreement; and (k) make all other decisions or determinations that may be required pursuant to the Plan or an Award Agreement as the Committee deems necessary or advisable to administer the Plan.
3.4 DECISIONS BINDING. The Committee’s interpretation of the Plan or any Award Agreement and all decisions and determinations by the Committee with respect to the Plan and any Award are final, binding, and conclusive on all parties. All authority of the Board and the Committee with respect to Awards issued pursuant to this Plan, including the authority to amend outstanding Awards, shall continue after the term of this Plan so long as any Award remains outstanding. Any action authorized to be taken by the Committee pursuant to the Plan may be taken or not taken by the Committee in the exercise of its discretion as long as such action or decision not to act is not inconsistent with a provision of this Plan.
3.5 DELEGATION TO CEO. The Committee may, in its discretion, delegate to the CEO, in writing, the power and authority to grant Awards to employees (other than to employees who are or may become upon hiring employees subject to Section 16 of the Exchange Act) and Consultants to expedite the hiring process or to retain talent. The Committee’s delegation to the CEO may be revoked or modified at any time. Any such delegation must be consistent with applicable law and shall be subject to such restrictions or limitations as may be imposed by the Committee.
ARTICLE 4
SHARES SUBJECT TO THE PLAN
4.1 NUMBER OF SHARES. Subject to adjustment as provided in Section 4.4, the total number of shares of Stock reserved and available for grant pursuant to the Plan is 550,000. As provided in Section 1.1, no Awards will be made pursuant to the 2005 Plan on or after the Effective Date.
4.2 SHARE COUNTING. For purposes of determining the number of shares of Stock available for grant under the Plan from time-to-time:
(a) In the event any Award granted under this Plan is forfeited, terminated, cancelled, or expired, the number of shares of Stock subject to such Award, to the extent of any such forfeiture, termination, cancellation or expiration, shall thereafter be available for grant under the Plan (i.e., any prior charge against the numeric limit in Section 4.1 shall be reversed).
(b) If shares of Stock are not delivered in connection with any Award because the Award is settled in cash rather than in Stock, no shares of Stock shall be counted against the limit set forth in Section 4.1. If an Award may be settled in cash or Stock, the rules set forth in Section 4.2(a) shall apply until the Award is settled, at which time the underlying shares of Stock will be added back to the shares available for grant pursuant to Section 4.1 but only if the Award is settled in cash.
(c) The exercise of a stock-settled SAR or broker-assisted “cashless” exercise of an Option (or a portion thereof) will reduce the number of shares of Stock available for grant by the entire number of shares of Stock subject to that SAR or Option (or applicable portion thereof), even though a smaller number of shares of Stock will be issued upon such an exercise.
(d) Shares of Stock tendered to pay the exercise price of an Option or tendered, withheld or otherwise relinquished by the Participant to satisfy a tax withholding obligation arising in connection with any Award will not become available for grant under the Plan. Moreover, shares of Stock purchased on the open market with cash proceeds generated by the exercise of an Option or SAR will not increase or replenish the number of shares available for grant.
(e) If the provisions of this Section 4.2 are inconsistent with the requirements of any regulations promulgated by the Internal Revenue Service pursuant to Section 422 of the Code, the provisions of such regulations shall control over the provisions of this Section 4.2, but only as this Section 4.2 applies to Incentive Stock Options.
(f) The Committee may adopt such other reasonable rules and procedures as it deems to be appropriate for purposes of determining the number of shares of Stock that are available for grant pursuant to Section 4.1.

4.3 STOCK DISTRIBUTED. Any shares of Stock delivered pursuant to an Award may consist, in whole or in part, of authorized but unissued Stock or treasury Stock or Stock purchased on the open market.
4.4 ADJUSTMENTS. In the event of any recapitalization, reclassification, stock dividend, stock split, reverse stock split, rights offering, spin-off, other distribution with respect to the shares of Stock, any “equity restructuring” (as defined in Accounting Standards Codification 718), or any similar corporate transaction or event in respect of the Stock, the Committee shall, to the extent it deems equitable and appropriate to prevent dilution or enlargement of rights, make a proportionate adjustment in: (a) the number and class of shares of Stock made available for grant pursuant to Section 4.1; (b) the number of shares of Stock set forth in Section 7.2(h) and any other similar numeric limit expressed in the Plan; (c) the number and class of and/or price of shares of Stock, units, or other rights subject to the then-outstanding Awards; (d) the performance targets or goals appropriate to any outstanding Awards; or (e) any other terms of an Award that are affected by the event. Notwithstanding anything in the Plan to the contrary, in the event of any such transaction or occurrence, the Committee, in its sole discretion, may provide in substitution for any or all outstanding Awards such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. Any adjustments made pursuant to this Section 4.4 shall be made in a manner consistent with the requirements of Section 409A of the Code and, in the case of Incentive Stock Options, any such adjustments shall be made in a manner consistent with the requirements of Section 424(a) of the Code.
4.5 REPLACEMENT AWARDS. In the event of any corporate transaction in which the Company or a Subsidiary or Affiliate acquires a corporate entity which, at the time of such transaction, maintains an equity compensation plan pursuant to which awards of stock options, stock appreciation rights, restricted stock, performance units, stock grants, stock units, restricted stock units or any other form of equity based compensation are then outstanding (the “Acquired Plan”), the Committee may make Awards to assume, substitute or convert such outstanding awards in such manner as may be determined to be appropriate and equitable by the Committee; provided, however, that the number of shares of Stock subject to any Award shall always be a whole number by rounding any fractional share to the nearest whole share. To the extent permitted by Section 409A of the Code, Options or SARs issued pursuant to this Section 4.5 shall not be subject to the requirement that the exercise price of such Award not be less than the fair market value of Stock on the date the Award is granted. Shares used in connection with an Award granted in substitution for an award outstanding under an Acquired Plan under this Section 4.5 shall not be counted against the number of shares of Stock reserved under this Plan under Section 4.1. Any shares of Stock authorized and available for issuance under the Acquired Plan may, subject to adjustment as described in Section 4.4, be available for use in making Awards under this Plan with respect to persons eligible under such Acquired Plan, by virtue of the Company’s assumption of such Acquired Plan, consistent with NASDAQ Listing Rules (or rules of any other exchange upon which the Stock is then traded), including, but not limited to, NASDAQ Rule 5635(c), including IM-5635-1, as such Rules may be amended or replaced from time to time.
4.6 FRACTIONAL SHARES. No fractional shares shall be issued pursuant to the Plan. In the event of adjustment as provided in Section 4.4 or the issuance of replacement awards as provided in Section 4.5, the total number of shares subject to any affected Award shall always be a whole number by rounding any fractional shares up to the nearest whole share.
4.7 LIMIT ON NON-EMPLOYEE DIRECTOR AWARDS. Notwithstanding any other provision in the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any non-employee director during any fiscal year, plus the aggregate amount of all cash payments made to such non-employee director for services rendered as a director for the same fiscal year, shall not exceed $750,000 (the “Annual Director Compensation Limit”). For the avoidance of doubt, any compensation that is deferred shall be counted toward the Annual Director Compensation Limit during the year in which it is first earned and not when paid.
ARTICLE 5
ELIGIBILITY; PARTICIPATION
5.1 ELIGIBILITY. Persons eligible to participate in this Plan include members of the Board and employees and officers of the Company and its Affiliates and Subsidiaries. The Committee may determine on a case-by-case basis to make Awards to Consultants to the Company or any Subsidiary or Affiliate. Awards may also be granted to prospective employees or members of the Board but no portion of any such Award will vest, become exercisable, be issued, or become effective prior to the date on which such individual begins to provide services to the Company or any Subsidiary or Affiliate.
5.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible Participants those to whom Awards shall be granted and shall determine the nature and amount of each Award. No individual shall have any right to be selected to receive an Award, or having been so selected, to be selected to receive a future Award, except as otherwise provided by separate agreement, the relevant provisions of which have been approved by the Committee.
ARTICLE 6
GENERAL RULES APPLICABLE TO ALL AWARDS
6.1 AWARD AGREEMENTS. All Awards shall be evidenced by an Award Agreement. The Award Agreement shall include such terms and provisions as the Committee determines to be appropriate. The terms of the Award Agreement may vary depending on the type of Award, the employee or classification of the employee to whom the Award is made and such other factors as the Committee determines to be appropriate. For the avoidance of doubt, in an Award Agreement the Committee may include provisions requiring that a Participant sign (and not revoke) a release of claims in favor of the Company (which release may include non-competition, non-solicitation, and similar covenants) as a condition precedent to the settlement, exercise, or accelerated vesting of such Award.
6.2 TERM OF AWARD. The term of each Award shall be for the period determined by the Committee; provided, that, in no event shall the term of any Option or Stock Appreciation Right exceed a period of 10 years from the Date of Grant.
6.3 TERMINATION OF EMPLOYMENT OR SERVICE. Subject to the provisions of this Plan, the Committee shall determine and set forth in the applicable Award Agreement the extent to which a Participant shall have the right to retain and/or exercise an Award following Termination of Employment (or Termination of Service). Such provisions need not be uniform among all types of Awards and may reflect distinctions based on the reasons for such terminations, including but not limited to, death, Disability, a Change of Control, Retirement, a termination for Cause, a termination without Cause, a termination for good reason pursuant to an employment agreement, or reasons relating to the breach or threatened breach of restrictive covenants.
6.4 FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan, the Award Agreement and any applicable law, payments or transfers to be made by the Company on the grant, exercise or settlement of an Award may be made in such forms as determined by the Committee, including, without limitation, cash, Stock, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or any combination thereof, in each case determined in accordance with applicable law and rules adopted by the Committee.
6.5 LIMITS ON TRANSFER. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to, or in favor of, any party other than the Company or any Subsidiary or Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or any Subsidiary or Affiliate and except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution or, if applicable, until the expiration of any period during which any restrictions are applicable or any Performance Period as determined by the Committee. To the extent permitted by applicable law, the Committee shall have the authority to adopt a policy that is applicable to existing Awards, new Awards, or both, which permits a Participant to transfer Awards during his or her lifetime to any Family Member. In the event an Award is transferred as permitted by such policy, such transferred Award may not be subsequently transferred by the transferee (other than another transfer meeting the conditions set forth in the policy) except by will or the laws of descent and distribution. A transferred Award shall continue to be governed by and subject to the terms and limitations of the Plan and relevant Award Agreement, and the transferee shall be entitled to the same rights as the Participant, as if the transfer had not taken place.
6.6 BENEFICIARIES. Notwithstanding Section 6.5, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death, and, in accordance with Section 7.2(d)(3), upon the Participant’s Disability. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is provided to the Company.
6.7 STOCK CERTIFICATES. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Committee has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Committee may require that a Participant make such reasonable covenants, agreements, and representations, as the Committee deems advisable in order to comply with any such laws, regulations, or requirements.
6.8 CLAWBACK. Notwithstanding any provision of the Plan to the contrary, in an Award Agreement, the Committee shall include provisions calling for the recapture or clawback of all or any portion of an Award to the extent necessary to comply with applicable law, including, but not limited to, the final rules issued by the Securities and Exchange Commission and the NASDAQ Listing Rules (or any other exchange upon which the Stock is then listed) pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Committee also may include other clawback provisions in the Award Agreement as it determines to be appropriate. By accepting an Award, each Participant agrees to be bound by, and comply with, any such recapture or clawback provisions and with any Company request or demand for recapture or clawback, including, without limitation, the provisions of the Cavco Industries, Inc. Clawback Policy, as such Policy may be amended from time to time.
6.9 DIVIDENDS AND EQUIVALENTS. With respect to any Award that is subject to vesting, in no event will any dividend or dividend equivalent award vest or be paid prior to the satisfaction of the vesting condition applicable to the corresponding Award and such dividend or dividend equivalent award shall only be paid to the Participant if and to the extent that the vesting conditions related to the corresponding Award are satisfied. No dividend equivalents awards may be awarded in connection with an award of Stock Options or SARs.
6.10 MINIMUM VESTING PERIOD. Notwithstanding any provision of the Plan to the contrary, no portion of any equity-based Award shall vest prior to the 12 month anniversary of the Award’s vesting commencement date; provided that: (a) the Committee may grant equity-based Awards that do not comply with the 12 month minimum vesting requirement as long as the number of shares of Stock subject to such equity-based Awards does not exceed 5% of the applicable numeric limit set forth in Section 4.1; and (b) the 12 month minimum vesting requirement shall not apply to equity-based Awards granted to non-employee directors that vest on the earlier of the 12 month anniversary of the vesting commencement date or the next annual meeting of shareholders as long as such vesting period for such non-employee director Award is not less than 50 weeks from the Date of Grant.
ARTICLE 7
STOCK OPTIONS
7.1 GENERAL. Subject to the terms and provisions of the Plan, Options may be granted to one or more Participants upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee. The Committee may grant either Nonqualified Stock Options or Incentive Stock Options and shall have complete discretion in determining the number of shares subject to Options granted to each Participant. Option Awards are subject to the following terms and conditions:
(a) Exercise Price. The exercise price per share of Stock pursuant to any Option shall be equal to the Fair Market Value of one share of Stock as of the Date of Grant unless the Committee sets a higher exercise price in the Award Agreement.
(b) Exercise of Option. Options shall be exercisable at such times and in such manner, and shall be subject to such restrictions and conditions, as the Committee shall, in each instance approve, which need not be the same for each grant or for each Participant. The Committee may prescribe performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.
(c) Term of Option. Each Option shall expire at such time as the Committee shall determine as of the Date of Grant; provided, however, that no Option shall be exercisable later than the 10th anniversary of the Date of Grant.
(d) Payment. The exercise price for any Option shall be paid in cash or shares of Stock held for longer than 6 months through actual tender or by attestation (or such shorter period as long as it will not cause an adverse accounting consequence or cost to the Company). In the Award Agreement, the Committee also may prescribe other methods by which the exercise price of an Option may be paid and the form of payment including, without limitation, any net-issuance arrangement or other property acceptable to the Committee (including broker-assisted “cashless exercise” arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants.
(e) Repricing of Options. Notwithstanding any other provision in the Plan to the contrary, without approval of the Company’s shareholders, an Option may not be amended, modified or repriced to reduce the exercise price after the Date of Grant. Except as otherwise provided in Section 4.4 with respect to an adjustment in capitalization, an Option also may not be surrendered in consideration of or exchanged for cash, other Awards or a new Option having an exercise price below the exercise price of the Option being surrendered or exchanged.
(f) Nontransferability of Options. No Option may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Options granted to a Participant shall be exercisable during his or her lifetime only by such Participant or his or her legal representative.
7.2 INCENTIVE STOCK OPTIONS. The following additional rules shall apply to Incentive Stock Options granted pursuant to this Article 7:
(a) Employees Only. Incentive Stock Options shall be granted only to Participants who are employees of the Company or any Subsidiary or any Affiliate.
(b) Exercise Price. Except as provided in Section 7.2(f), the exercise price per share of Stock pursuant to any Incentive Stock Option shall be equal to the Fair Market Value of one share of Stock as of the Date of Grant unless the Committee sets a higher exercise price in the Award Agreement.
(c) Term of Incentive Stock Option. In no event may any Incentive Stock Option be exercisable for more than 10 years from the Date of Grant.
(d) Lapse of Option. An Incentive Stock Option shall lapse in the following circumstances:
(1) The Incentive Stock Option shall lapse 10 years from the Date of Grant, unless an earlier time is specified in the Award Agreement;
(2) The Incentive Stock Option shall lapse 3 months after the date of a Termination of Employment for any reason other than the Participant’s death or Disability, unless otherwise provided in the Award Agreement; and
(3) If the Participant incurs a Termination of Employment on account of death or Disability before the Option lapses pursuant to paragraph (1) or (2), the Incentive Stock Option shall lapse on the earlier of: (i) the scheduled expiration date of the Option; or (ii) 12 months after the date of the Participant’s Termination of Employment on account of death or Disability. Upon the Participant’s death or Disability, any Incentive Stock Options exercisable at the Participant’s death or Disability may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament in the case of death, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.
(e) Individual Dollar Limitation. The aggregate fair market value (determined as of the time an Award is made and in accordance with Section 422 of the Code) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any one calendar year may not exceed $100,000 or such other limitation as may then be imposed by Section 422(d) of the Code or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Nonqualified Stock Options.
(f) Ten Percent Owners. An Incentive Stock Option may be granted to any employee who, at the Date of Grant, owns stock possessing more than 10% of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the Date of Grant and the Option is exercisable for no more than 5 years from the Date of Grant.
(g) Right to Exercise. Except as provided in Section 7.2(d)(3), during a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.
(h) Limitations on Number of Shares Subject to Awards. Subject to adjustment as provided in Section 4.4, the maximum number of shares that may be issued under the Plan as Incentive Stock Options is the numeric limit set forth in Section 4.1.
ARTICLE 8
STOCK APPRECIATION RIGHTS

8.1 GENERAL. Subject to the terms and provisions of the Plan, SARs may be granted to one or more Participants upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee. The Committee shall have complete discretion in determine the number of SARs granted to each Participant. SARs are subject to the following terms and conditions:
(a) Base Value. The base value per share of Stock pursuant to any SAR shall be equal to the Fair Market Value of one share of Stock as of the Date of Grant unless the Committee sets a higher base value in the Award Agreement.
(b) Exercise of SAR. SARs shall be exercisable at such times and in such manner, and shall be subject to such restrictions and conditions, as the Committee shall, in each instance approve, which need not be the same for each grant or for each Participant. The Committee may prescribe performance or other conditions, if any, that must be satisfied before all or part of a SAR may be exercised.
(c) Term of SAR. Each SAR shall expire at such time as the Committee shall determine as of the Date of Grant; provided, however, that no SAR shall be exercisable later than the 10th anniversary of the Date of Grant.
(d) Payment of SAR Amount. Upon exercise of the SAR, the Participant shall be entitled to receive a payment equal to the amount determined by multiplying the excess, if any of: (i) the fair market value of a share of Stock on the date of exercise over the base value fixed by the Committee on the Date of Grant; by (ii) the number of shares with respect to which the SAR is exercised. Payment shall be made in the manner and at the time specified by the Committee in the Award Agreement. At the discretion of the Committee, the Award Agreement may provide for payment for the SARs in cash, shares of Stock of equivalent value, or in a combination thereof.
(e) Repricing of SARs. Notwithstanding any other provision in the Plan to the contrary, without approval of the Company’s shareholders, a SAR may not be amended, modified or repriced to reduce the exercise price after the Date of Grant. Except as otherwise provided in Section 4.4 with respect to an adjustment in capitalization, a SAR also may not be surrendered in consideration of or exchanged for cash, other Awards or a new SAR having an exercise price below the exercise price of the SAR being surrendered or exchanged.
(f) Nontransferability of SARs. No SAR may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all SARs granted to a Participant shall be exercisable during his or her lifetime only by such Participant or his or her legal representative.
ARTICLE 9
RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS
9.1 GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, Restricted Stock may be granted to one or more Participants upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee. Restricted Stock Awards are subject to the following terms and conditions:
(a) Restrictions. Restricted Stock shall be subject to such conditions and/or restrictions as the Committee may impose (including, without limitation, Performance Goals and/or limitations on transferability, the right to receive dividends, or the right to vote the Restricted Stock), which need not be the same for each grant or for each Participant. These restrictions may lapse separately or in combination at such times, in such circumstances, in such installments, or otherwise, as determined by the Committee. Except as otherwise provided in the Award Agreement, Participants holding shares of Restricted Stock may not exercise voting rights with respect to the shares of Restricted Stock during the period of restriction.
(b) Forfeiture. Except as otherwise provided in the Award Agreement, upon a Termination of Employment (or Termination of Service) during the applicable period of restriction, Restricted Stock that is at that time subject to restrictions shall be forfeited. The Committee may provide in the Award Agreement that the restrictions or forfeiture conditions relating to a Restricted Stock Award will be waived in whole or in part in the event of a Termination of Employment (or Termination of Service) resulting from specified causes.
(c) Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, the certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may retain physical possession of the certificate until such time as all applicable restrictions lapse.
9.2 GRANT OF RESTRICTED STOCK UNITS. Subject to the terms and provisions of the Plan, Restricted Stock Units may be granted to one or more Participants upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee. Restricted Stock Unit Awards are subject to the following terms and conditions:
(a) Restrictions. Restricted Stock Unit Awards grant a Participant the right to receive a specified number of shares of Stock, or a cash payment equal to the fair market value (determined as of a specified date) of a specified number of shares of Stock, subject to such conditions and/or restrictions as the Committee may impose, including Performance Goals, which need not be the same for each grant or for each Participant. These restrictions may lapse separately or in combination at such times, in such circumstances, in such installments, or otherwise, as determined by the Committee.
(b) Forfeiture. Except as otherwise provided in the Award Agreement, upon a Termination of Employment (or Termination of Service) during the applicable period of restriction, Restricted Stock Units that are at that time subject to restrictions shall be forfeited. The Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to a Restricted Stock Unit Award will be waived in whole or in part in the event of a Termination of Employment (or Termination of Service) resulting from specified causes.
(c) Payment. Payment for vested Restricted Stock Units shall be made in the manner and at the time designated by the Committee in the Award Agreement. In the Award Agreement, the Committee may provide that payment will be made in cash or Stock, or in a combination thereof.
ARTICLE 10
STOCK GRANT AND STOCK UNIT AWARDS
10.1 STOCK GRANT AWARDS. Subject to the terms and provisions of the Plan, Stock Grant Awards may be granted to one or more Participants upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee. A Stock Grant Award grants the Participant the right to receive (or purchase at such price as determined by the Committee) a designated number of shares of Stock free of any vesting restrictions. The purchase price, if any, for a Stock Grant Award shall be payable in cash or other form of consideration acceptable to the Committee. A Stock Grant Award may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such Participant.
10.2 STOCK UNIT AWARDS. Subject to the terms and provisions of the Plan, Stock Unit Awards may be granted to one or more Participants upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee. A Stock Unit Award grants the Participant the right to receive a designated number of shares of Stock, or a cash payment equal to the fair market value (determined as of a specified date) of a designated number of shares of Stock, in the future free of any vesting restrictions. A Stock Unit Award may be granted as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such Participant.
ARTICLE 11
PERFORMANCE UNITS

11.1 PERFORMANCE UNIT AWARDS. Subject to the terms and provisions of the Plan, Performance Unit Awards may be granted to one or more Participants upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee. A Performance Unit Award grants the Participant the right to receive a specified number of shares of Stock or a cash payment equal to the fair market value (determined as of a specified date) of a specified number of shares of Stock depending on the satisfaction of any one or more Performance Goals. Performance may be measured on a specified date or dates or over any period or periods determined by the Committee. At the discretion of the Committee, the Award Agreement may provide for payment for vested Performance Unit Awards in cash, shares of Stock of equivalent cash value, or in a combination thereof.
11.2 PERFORMANCE GOALS. The Performance Goal or Goals applicable to any Award, including any Performance Unit Award, shall be specified by the Committee in the Award Agreement.
ARTICLE 12

CHANGE OF CONTROL
12.1 TREATMENT. Except as otherwise provided in an Award Agreement or employment agreement, if a Participant’s employment (or service) is terminated without Cause during the 6 month period preceding, or the 12 month period following a Change of Control, then: (a) all Awards that are subject to restrictions based solely on the passage of time shall become fully vested, exercisable and all restrictions on such Awards shall lapse; and (b) any Awards that are subject to restrictions based on the attainment of Performance Goals shall immediately vest in full at the target level of performance. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(e), the excess Options shall be deemed to be Nonqualified Stock Options. In addition, upon, or in anticipation of, a Change of Control, the Committee may: (a) cause all or a part of outstanding Awards to be cancelled and terminated as of a specified date and give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole discretion, shall determine; or (b) cause all or a part of outstanding Awards to be cancelled and terminated as of a specified date in exchange for a payment or right to payment pursuant to the terms and conditions set forth in the Change of Control transaction documents. With respect to an Award which the Company concludes is subject to (and not exempt from) the requirements of Section 409A, any actions taken by the Board pursuant to this Article 12 shall be done in compliance with Section 409A of the Code.
12.2 PARTICIPANT CONSENT NOT REQUIRED. Nothing in this Article 12 or any other provision of this Plan is intended to provide any Participant with any right to consent to or object to any transaction that might result in a Change of Control and each provision of this Plan shall be interpreted in a manner consistent with this intent. Similarly, nothing in this Article 12 or any other provision of this Plan is intended to provide any Participant with any right to consent to or object to any action taken by the Board pursuant to this Article 12.
ARTICLE 13
AMENDMENT, MODIFICATION, AND TERMINATION
13.1 AMENDMENT, MODIFICATION, AND TERMINATION OF THE PLAN. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that any such action of the Committee shall be subject to the approval of the shareholders to the extent necessary to comply with any applicable law, regulation, or rule of the stock exchange on which the shares of Stock are listed, quoted or traded. Except as provided in Section 4.4, neither the Board nor the Committee may, without the approval of shareholders: (a) increase the number of shares available for grant under the Plan; (b) permit the Committee to grant Options or SARs with an exercise price or base value that is below Fair Market Value on the Date of Grant; (c) permit the Committee to extend the exercise period for an Option or SAR beyond 10 years from the Date of Grant; (d) amend Section 7.1(e) to permit the Committee to reprice previously granted Options; (e) amend Section 8.1(e) to permit the Committee to reprice previously granted SARs; (f) extend the duration of the Plan; or (g) expand the type of awards available for grant under the Plan or expand the class of participants eligible to participate in the Plan.
13.2 AWARDS PREVIOUSLY GRANTED. Except as provided in the next sentence and subject to Section 12.2, no termination, amendment, or modification of the Plan or any Award Agreement shall adversely affect in any material way the rights of the holder of any Award previously granted pursuant to the Plan without the prior written consent of the holder of the Award. The consent of the holder of a previously granted Award is not needed if the change: (a) is required by law or regulation; (b) does not adversely affect in any material way the rights of the holder; or (c) is required to cause the benefits under the Plan to comply with the provisions of Section 409A of the Code. Additional rules relating to amendments to the Plan or any Award Agreement to assure compliance with Section 409A of the Code are set forth in Section 14.15.
ARTICLE 14
GENERAL PROVISIONS
14.1 NO RIGHTS TO AWARDS. No Participant, employee, or other person shall have any claim to be granted any Award, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.
14.2 NO SHAREHOLDERS RIGHTS. No Award gives the Participant any of the rights of a shareholder of the Company unless and until unrestricted shares of Stock are issued to the Participant or the restrictions on any shares previously issued lapse, except as specifically otherwise provided in the Plan or the Award Agreement.
14.3 WITHHOLDING. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, up to the maximum statutory amount necessary (or such lower amount that will not cause an adverse accounting consequence or cost to the Company), in the applicable jurisdiction, to satisfy any federal, state, and local taxes required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. With the Committee’s consent as expressed in an Award

Agreement or in any policy adopted by the Committee, the Company may permit the Participant to satisfy a tax withholding requirement by: (a) directing the Company to withhold shares of Stock to which the Participant is entitled pursuant to the Award in an amount necessary to satisfy the Company’s applicable federal, state, local or foreign income and employment tax withholding obligations with respect to such Participant; (b) tendering previously-owned shares of Stock held by the Participant for 6 months or longer to satisfy the Company’s applicable federal, state, local, or foreign income and employment tax withholding obligations with respect to the Participant (or such shorter period as long as it will not cause an adverse accounting consequence or cost to the Company); (c) a broker-assisted “cashless” transaction; or (d) personal check or other cash equivalent acceptable to the Company.
14.4 NO RIGHT TO CONTINUED EMPLOYMENT OR SERVICE. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.
14.5 UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary. Neither the Participant nor any other persons shall have any interest in any fund or in any specific asset or assets of the Company or any other entity by reason of any Award, except to the extent provided hereunder.
14.6 RELATIONSHIP TO OTHER BENEFITS. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary, except as otherwise provided in such plan.
14.7 EXPENSES. The expenses of administering the Plan shall be borne by the Company.
14.8 TITLES AND HEADINGS. The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
14.9 SECURITIES LAW COMPLIANCE. With respect to any person who is, on the relevant date, obligated to file reports pursuant to Section 16 of the Exchange Act, transactions pursuant to this Plan are intended to comply with all applicable conditions of Rule 16b 3 or its successors pursuant to the Exchange Act. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on the exercise of any Award as may be required to satisfy the requirements of Rule 16b 3 or its successors pursuant to the Securities Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.
14.10 GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption. The Committee shall impose such restrictions on any Award as it may deem advisable, including without limitation, restrictions under applicable federal securities law, under the requirements of the NASDAQ Listing Rules (or any other exchange upon which the Stock is then listed), quoted or traded and under any blue sky or state securities laws applicable to such Award.
14.11 GOVERNING LAW. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Exchange Act or other securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to any conflicts of law principles thereof that would require the application of the laws of another jurisdiction.
14.12 SUCCESSORS. All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect merger, consolidation, purchase of all or substantially all of the business and/or assets of the Company or otherwise.
14.13 SURVIVAL OF PROVISIONS. The rights, remedies, agreements, obligations and covenants contained in or made pursuant to this Plan, any Award Agreements and any notices or agreements made in connection with this Plan shall survive the execution and delivery of such notices and agreements and the delivery and receipt of such shares of Stock.
14.14 INDEMNIFICATION. Each person who is or shall have been a member of the Committee or of the Board, or who has served as the CEO, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
14.15 COMPLIANCE WITH SECTION 409A.
(a) General Compliance. Some of the types of Awards that may be granted pursuant to the Plan (including, but not necessarily limited to, Restricted Stock Unit Awards, Performance Unit Awards and Stock Unit Awards) may be considered to be “non-qualified deferred compensation” subject to the requirements of Section 409A of the Code. If an Award is subject to the requirements of Section 409A of the Code, the Company intends (but cannot and does not guarantee) that the Award Agreement and this Plan comply fully with and meet all of the requirements of Section 409A of the Code or an exception thereto and the Award Agreement shall include such provisions, in addition to the provisions of this Plan, as may be necessary to assure compliance with Section 409A of the Code or an exception thereto.
(b) Delay for Specified Employees. If, at the time of a Participant’s Separation from Service, the Company has any Stock which is publicly traded on an established securities market or otherwise, and if the Participant is considered to be a Specified Employee, to the extent any payment for any Award is subject to the requirements of Section 409A of the Code and is payable upon the Participant’s Separation from Service, such payment shall not commence prior to the first business day following the date which is 6 months after the Participant’s Separation from Service (or the date of the Participant’s death if earlier than the end of the 6 month period). Any amounts that would have been distributed during such 6 month period will be distributed on the day following the expiration of the 6 month period.
(c) Prohibition on Acceleration or Deferral. Under no circumstances may the time or schedule of any payment for any Award that is subject to the requirements of Section 409A of the Code be accelerated or subject to further deferral except as otherwise permitted or required by Section 409A of the Code. If the Company fails to make any payment pursuant to the payment provisions applicable to an Award that is subject to Section 409A of the Code, either intentionally or unintentionally, within the time period specified in such provisions, but the payment is made within the same calendar year, such payment will be treated as made within the specified time period. In addition, in the event of a dispute with respect to any payment, such payment may be delayed in accordance with Section 409A of the Code.

GLOSSARY
(a) “2005 Plan” means the Company’s 2005 Stock Incentive Plan.
(b) “Acquired Plan” has the meaning ascribed to it in Section 4.5.
(c) “Affiliate” means any direct or indirect subsidiary or parent of the Company and any partnership, joint venture, limited liability company or other business venture or entity in which the Company owns, directly or indirectly, at least 80% of the ownership interest in such entity, as determined by the Committee in its sole and absolute discretion (such determination by the Committee to be conclusively established by the grant of an Award to an officer or employee or Consultant of such an entity).
(d) “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Unit, Stock Grant, or Stock Unit Award granted to a Participant under the Plan.
(e) “Award Agreement” means any written agreement, contract, or other instrument or document, including an electronic agreement or document, evidencing an Award.
(f) “Board” means the Board of Directors of the Company.
(g) “Cause” except as otherwise provided in an Award Agreement or separate writing by and between the Participant and the Company and/or any Subsidiary or Affiliate, means: (i) conviction of, or agreement to a plea of nolo contendere to, a felony, or any crime or offense lesser than a felony involving the property of the Company or any Affiliate or Subsidiary or to any crime or offense that materially damages, or could materially damage the reputation of the Company or any Affiliate or any Subsidiary; (ii) conduct that has caused, or could cause, demonstrable and serious injury to the shareholders, the Company or any Affiliate or Subsidiary, monetary or otherwise; (iii) willful refusal to perform or substantial disregard of duties properly assigned to the Participant; (iv) breach of duty of loyalty to the Company or any Affiliate or Subsidiary, other acts of fraud or dishonesty with respect to the Company or any Affiliate or Subsidiary, a Participant’s willful malfeasance, willful gross misconduct, or willful dishonesty that materially harms, or could materially harm, the shareholders, the Company or any Affiliate or Subsidiary; (v) violation of the Company's code of conduct or code of ethics; (vi) a Participant’s willful failure to reasonably cooperate with, or a Participant’s impedance or interference with, an investigation authorized by the Board; or (vii) a Participant’s breach of any non-competition, non-solicitation, confidentiality, or similar covenant in any written agreement entered into with the Company or any Affiliate or Subsidiary.
(h) “Change of Control” except as otherwise provided in an Award Agreement or separate writing by and between the Participant and the Company and/or any Subsidiary or Affiliate, means and shall be deemed to have occurred as of the date of the occurrence of any of the following events:
(1) the acquisition by any Person of beneficial ownership of securities of the Company (including any such acquisition of beneficial ownership deemed to have occurred pursuant to Rule 13d-5 under the Exchange Act) if, immediately thereafter, such Person is the beneficial owner of (i) 50% or more of the total number of outstanding shares of any single class of Stock or (ii) 40% or more of the total number of outstanding shares of all classes of Stock, unless such acquisition is made (a) directly from the Company in a transaction approved by a majority of the members of the Incumbent Board or (b) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company;
(2) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (or who is otherwise designated as a member of the Incumbent Board by such a vote) shall be considered as though such individual were a member of the Incumbent Board, except that any such individual shall not be considered a member of the Incumbent Board if his or her initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
(3) the consummation of a Business Combination, unless, immediately following such Business Combination, (i) more than 50% of both the total number of then outstanding shares of common stock of the parent corporation resulting from such Business Combination and the combined voting power of the then outstanding voting securities of such parent corporation entitled to vote generally in the election of directors will be (or is) then beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the beneficial owners, respectively, of the outstanding shares of Stock immediately prior to such Business Combination in substantially the same proportions as their ownership immediately prior to such Business Combination of the outstanding shares of Stock, (ii) no Person (other than any employee benefit plan (or related trust) of the Company or any corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 40% or more of the total number of then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the parent corporation resulting from such Business Combination were members of the Incumbent Board immediately prior to the consummation of such Business Combination; or
(4) approval by the Board and the shareholders of (i) a complete liquidation or dissolution of the Company or (ii) a Major Asset Disposition (or, if there is no such approval by shareholders, consummation of such Major Asset Disposition) unless, immediately following such Major Asset Disposition, (A) Persons that were beneficial owners of the outstanding shares of Stock immediately prior to such Major Asset Disposition beneficially own, directly or indirectly, more than 50% of the total number of then outstanding shares of common stock and the combined voting power of the then outstanding shares of voting stock of the Company (if it continues to exist) and of the Acquiring Entity in substantially the same proportions as their ownership immediately prior to such Major Asset Disposition of the outstanding shares of Stock; (B) no Person (other than any employee benefit plan (or related trust) of the Company or such entity) beneficially owns, directly or indirectly, 40% or more of the then outstanding shares of common stock or the combined voting power of the then outstanding voting securities of the Company (if it continues to exist) and of the Acquiring Entity entitled to vote generally in the election of directors and (C) at least a majority of the members of the Board (if it continues to exist) and of the Acquiring Entity were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such Major Asset Disposition.
For purposes of the definition of “Change of Control”:
(A) “Person” means an individual, entity or group;
(B) “Group” is used as it is defined for purposes of Section 13(d)(3) of the Exchange Act;
(C) “Beneficial Owner”, “Beneficial Ownership” and “Beneficially Own” are used as defined for purposes of Rule 13d-3 under the Exchange Act;
(D) “Business Combination” means (x) a merger, consolidation or share exchange involving the Company or its stock or (y) an acquisition by the Company, directly or through one or more subsidiaries, of another entity or its stock or assets;
(E) “parent corporation resulting from a Business Combination” means the Company if its stock is not acquired or converted in the Business Combination and otherwise means the entity which as a result of such Business Combination owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries;
(F) “Major Asset Disposition” means the sale or other disposition in one transaction or a series of related transactions of 50% or more of the assets of the Company and its subsidiaries on a consolidated basis; and any specified percentage or portion of the assets of the Company shall be based on fair market value, as determined by a majority of the members of the Incumbent Board;
(G) “Acquiring Entity” means the entity that acquires the largest portion of the assets sold or otherwise disposed of in a Major Asset Disposition (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity entitled to vote generally in the election of directors or members of a comparable governing body); and
(H) “substantially the same proportions,” when used with reference to ownership interests in the parent corporation resulting from a Business Combination or in an Acquiring Entity, means substantially in proportion to the number of shares of Company Common Stock beneficially owned by the applicable Persons immediately prior to the Business Combination or Major Asset Disposition, but is not to be construed in such a manner as to require that the same ratio or number of shares of such parent corporation or Acquiring Entity be issued, paid or delivered in exchange for or in respect of the shares of each class of Stock.
Notwithstanding the foregoing, a Change of Control shall not occur for purposes of this Plan in the case of Awards that are subject to the requirements of Section 409A of the Code unless such Change of Control constitutes a “change in control event” as defined in Section 409A of the Code. The transfer of equity interests or assets of the Company in connection with a bankruptcy filing by or against the Company under Title 11 of the United States Code will not be considered a “Change of Control” for purposes of this Plan. A “Change of Control” will not be deemed to have occurred for purposes of this Plan until (i) any required regulatory approval, including any final non-appealable regulatory order, has been obtained; and (ii) the transaction that would otherwise constitute the “Change of Control” closes.
(i) “Chief Executive Officer” or “CEO” means the President and Chief Executive Officer of the Company.
(j) “Code” means the Internal Revenue Code of 1986, as amended. All references to the Code shall be interpreted to include a reference to any applicable rules, regulations, rulings or other official guidance promulgated pursuant to such section of the Code.
(k) “Committee” means the Compensation Committee of the Board or a subcommittee thereof, or such other committee of the Board designated by the Board to administer the Plan pursuant to Section 3.1.
(l) “Company” means Cavco Industries, Inc., a corporation organized under the laws of the State of Delaware.
(m) “Consultant” means any consultant or advisor or independent contractor who is a natural person and who provides services to the Company or any Subsidiary or Affiliate, so long as such person: (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital raising transaction; (ii) does not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) qualifies as a consultant under the applicable rules of the SEC for registration of shares of stock on a Form S-8 registration statement.
(n) “Date of Grant” means, as determined by the Committee (or CEO with respect to an Award granted pursuant to Section 3.5), the latest to occur of: (i) the date as of which the Committee (or CEO) approves an Award; (ii) the date on which an Award to a prospective employee, officer, or member of the Board first becomes effective; or (iii) such other date as may be specified in the Award Agreement.
(o) “Disability” means “disability” as that term is defined in Section 22(e)(3) of the Code unless a different definition is provided in the Award Agreement.
(p) “Effective Date” has the meaning ascribed to it in Section 2.1.
(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended. All references to the Exchange Act shall be interpreted to include a reference to any applicable rules, regulations, rulings or other official guidance promulgated pursuant to such section of the Exchange Act.
(r) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
(s) “Fair Market Value” means, as of any given date, the closing price for the Stock as reported on the NASDAQ (or any other exchange upon which the Stock is then listed) on that date or the closing price for the Stock on the immediately preceding date or, if no such prices are reported on either such date, the closing price on the last day on which such prices were reported.
(t) “Family Member” means a Participant’s spouse and any parent, stepparent, grandparent, child, stepchild, or grandchild, including adoptive relationships, a trust or any other entity in which these persons (or the Participant) have more than 50% of the beneficial interest or voting interest, or any other person or entity who is identified as a “family member” under the applicable rules of the SEC for registration of shares of stock on a Form S-8 registration statement.
(u) “Incentive Stock Option” means an Option granted pursuant to and in compliance with Section 7.2.
(v) “Nonqualified Stock Option” means an Option granted pursuant to Section 7.1 that is not intended to be an Incentive Stock Option.
(w) “Option” means a right granted to a Participant pursuant to Article 7. An Option may be either an Incentive Stock Option or a Nonqualified Stock Option.
(x) “Participant” means a person who has been granted an Award.
(y) “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period. The Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, plant, or an individual. The Performance Goals may be stated in terms of absolute levels or relative to another company or companies or to an index or indices.
(z) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, an Award.
(aa) “Performance Unit” means a right granted to a Participant pursuant to Section 11.1.
(bb) “Plan” means this Cavco Industries, Inc. 2023 Omnibus Equity Incentive Plan, as it may be amended from time to time.
(cc) “Restricted Stock” means Stock granted to a Participant pursuant to Section 9.1.
(dd) “Restricted Stock Unit” means a right granted to a Participant pursuant to Section 9.2.
(ee) “Securities Act” means the Securities Act of 1933, as amended. All references to the Securities Act shall be interpreted to include a reference to any applicable rules, regulations, rulings or other official guidance promulgated pursuant to such section of the Securities Act.
(ff) “Separation from Service” is a term that applies only in the context of an Award that the Company concludes is subject to Section 409A of the Code. In that limited context, the term “Separation from Service” means either: (i) the termination of a Participant’s employment with the Company and all Subsidiaries due to death, retirement or other reasons; or (ii) a permanent reduction in the level of bona fide services the Participant provides to the Company and all Subsidiaries to an amount that is less than 20% of the average level of bona fide services the Participant provided to the Company and all Subsidiaries in the immediately preceding 36 months, with the level of bona fide service calculated in accordance with Treasury Regulation Section 1.409A 1(h)(1)(ii).
Solely for purposes of determining whether a Participant has a “Separation from Service,” a Participant’s employment relationship is treated as continuing while the Participant is on military leave, medical or sick leave, or other bona fide leave of absence (if the period of such leave does not exceed 6 months, or if longer, so long as the Participant’s right to reemployment with the Company or a Subsidiary is provided either by statute or contract). If the Participant’s period of leave exceeds 6 months and the Participant’s right to reemployment is not provided either by statute or by contract, the employment relationship is deemed to terminate on the first day immediately following the expiration of such 6 month period. Whether a Termination of Employment has occurred will be determined based on all of the facts and circumstances and in accordance with Section 409A of the Code.
In the case of a non-employee member of the Board, Separation from Service means that such member has ceased to be a member of the Board. Whether an independent contractor consultant has incurred a Separation from Service will be determined in accordance with Treasury Regulation Section 1.409A 1(h).
(gg) “Specified Employee” means certain officers and highly compensated employees of the Company as defined in Treasury Regulation Section 1.409A-1(i).
(hh) “Stock” means the common stock of the Company or any security that may be substituted for Stock or into which Stock may be changed pursuant to Article 4.
(ii) “Stock Appreciation Right” or “SAR” means a right granted to a Participant pursuant to Article 8.
(jj) “Stock Grant Award” means the grant of Stock to a Participant pursuant to Section 10.1.
(kk) “Stock Unit” means a right granted to a Participant pursuant to Section 10.2.
(ll) “Subsidiary” means any direct or indirect entity in which the Company owns, directly or indirectly, at least 80% of the ownership interest in such entity, as determined by the Committee in its sole and absolute discretion (such determination by the Committee to be conclusively established by the grant of an Award to an officer or employee or Consultant of such an entity).
(mm) “Termination of Employment” or “Termination of Service” means the cessation of performance of services for the Company. For this purpose, the transfer of a Participant among the Company and any Subsidiary, or transfer from a position as a member of the Board to Employee, shall not be considered a Termination of Service or a Termination of Employment with the Company. In the context of an Award that is subject to the requirements of Section 409A of the Code, the terms “Termination of Service” and “Termination of Employment” mean a Separation from Service.